Exhibit 99.1

Press Contact:
Barry Holt
203-517-3110
Barry.Holt@isg-one.com

Investor Contact:
David Berger
203-517-3104
David.Berger@isg-one.com

INFORMATION SERVICES GROUP ANNOUNCES

FIRST QUARTER 2012 FINANCIAL RESULTS

First quarter revenues of $46.3 million, up 15% in constant currency versus the prior year

Continue to strengthen the balance sheet and repurchase shares

Reaffirms full year guidance of constant currency growth of Revenues between

6-8% and EBITDA between 10%-15%

STAMFORD, Conn., May 9, 2012 — Information Services Group, Inc. (ISG) (NASDAQ: III), a leading technology insights, market intelligence and advisory services company today announced financial results for the first quarter ended March 31, 2012.

“We experienced a strong start to 2012 with accelerating global demand for our services throughout the first quarter, yielding mid-teens revenue growth and results that build on our solid three previous quarters,” said Michael Connors, Chairman and Chief Executive Officer, ISG. “The power of the combined brands is making a difference.  Client feedback from combining our sales and client delivery services under the ISG brand has been positive and is reflected in our results.”

First Quarter 2012 Results

ISG reported record first quarter revenues of $46.3 million during the first quarter of 2012, an increase of 15% in constant currency (14% on a reported  basis) or $5.6 million from $40.7 million in the first quarter of 2011. Revenues were $23.9 million in the Americas (up 21%), $15.6 million in EMEA (down 0.4%) and $6.9 million in Asia Pacific (up 31%); growth rates in constant currency.

ISG reported operating income of $0.2 million for the first quarter of 2012.  This compares to an operating loss of $5.2 million in the first quarter of 2011 which included $2.1 million in acquisition-related and restructuring costs.  Adjusted net income was $1.0 million, or $0.03 per share, compared with an adjusted net loss of $0.1 million, or $0.00 in the prior year’s first quarter.  Reported fully diluted earnings per share (EPS) was a loss of ($0.02) per share compared with a loss of ($0.06) per share for the same prior year period in 2011.

First quarter 2012 adjusted earnings before interest, taxes, depreciation, foreign currency translation gains/losses, amortization and non-cash stock compensation and impairment charges (adjusted EBITDA, a non-GAAP measure) of $3.0 million compared with a loss of $1.6 million in the first quarter 2011.  Currency negatively impacted adjusted EBITDA by $0.3 million versus the prior year.  Adjusted EBITDA for 2011 included $2.1 million in acquisition-related and restructuring costs.

Reaffirms Full Year Constant Currency Growth in Revenues and EBITDA

“We are reaffirming our full year guidance for constant currency growth in revenue of between 6-8% and EBITDA of between 10-15%,” added Michael Connors.  “Our guidance is based on the strengthening momentum witnessed during the first quarter coupled with the healthy activity we see in our global sales pipelines balanced by watching the macro-economic environment.”

Other Financial and Operating Highlights

ISG cash and cash equivalents totaled $17.0 million at March 31, 2012, a net decrease of $7.5 million from December 31, 2011.  The decrease in cash balances from December 2011 was principally attributable to a seasonal build in working capital enhanced by the timing of new business generation in the quarter, as well as the non-operating use of cash, including $1.75 million in debt repayments and $0.7 million in repurchases of stock.  Total outstanding debt at March 31, 2012 was $68.3 million compared with $70.1 million at December 31, 2011.

Conference Call

ISG has scheduled a First Quarter Results conference call at 9:00 a.m. Eastern Time, Thursday, May, 10 2012, to discuss the Company’s financial results.  The call can be accessed by dialing 1 (800) 967-7187 or for international callers 001 (719) 325-2100.  The access code is 3843089.

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About Information Services Group, Inc.

Information Services Group (ISG) (NASDAQ: III) is a leading technology insights, market intelligence and advisory services company, serving more than 500 clients around the world to help them achieve operational excellence. ISG supports private and public sector organizations to transform and optimize their operational environments through research, benchmarking, consulting and managed services, with a focus on information technology, business process transformation, program management services and enterprise resource planning. Clients look to ISG for unique insights and innovative solutions for leveraging technology, the deepest data source in the industry, and more than five decades of experience of global leadership in information and advisory services. Based in Stamford, Conn., the company has more than 700 employees and operates in 21 countries. For additional information, visit www.isg-one.com.

Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and its subsidiaries including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and its subsidiaries’ intellectual property and the intellectual property of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; (13) financial condition of various clients in the financial, automotive and transportation sectors which account for significant portions of ISG’s revenues and may maintain sizable accounts receivables with ISG; and (14) ability to achieve cost reductions and productivity improvements in any future value creation plans. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission. ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP).  In this release, ISG has presented both GAAP financial results as well as non-GAAP information for the three months ended March 31, 2012 and March 31, 2011.  ISG believes that evaluating its ongoing operating results will be enhanced if it discloses certain non-GAAP information.  These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future.  ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency of key measures used to evaluate the Company’s performance.

ISG provides adjusted EBITDA (defined as net income plus income taxes, net interest income/(expense), depreciation, foreign currency transaction gains/losses, amortization of intangible assets resulting from acquisitions and non-cash stock compensation and impairment charges for goodwill and intangible assets) and adjusted net income (defined as net income plus amortization of intangible assets, non-cash stock compensation and non-cash impairment charges for goodwill and intangible assets on a tax adjusted basis) and selected financial data on a constant currency basis (using foreign currency exchange rates as of July 31, 2011, which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses and financial implications of foreign currency translations, which management believes are not indicative of ISG’s core operations.  Certain prior period amounts have been reclassified to conform to the current period presentation and definitions of non-GAAP measurements. These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure.  Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Information Services Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2012	2011

Revenues	$46,282	$40,658
Operating expenses
Direct costs and expenses for advisors	27,346	24,230
Selling, general and administrative	16,608	18,904
Depreciation and amortization	2,157	2,711
Operating income (loss)	171	(5,187)
Interest income	14	30
Interest expense	(753)	(882)
Foreign currency transaction (loss) gain	(80)	37

Loss before taxes	(648)	(6,002)
Income tax benefit	(76)	(3,957)
Net loss	$(572)	$(2,045)

Weighted average shares outstanding:
Basic	36,347	36,104
Diluted	36,347	36,104

Loss per share:
Basic	$(0.02)	$(0.06)
Diluted	$(0.02)	$(0.06)

Information Services Group, Inc.

Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2012	2011

Net loss	$(572)	$(2,045)
Plus:
Interest expense (net of interest income)	739	852
Income taxes	(76)	(3,957)
Depreciation and amortization	2,157	2,711
Foreign currency transaction	80	(37)
Non-cash stock compensation	690	877
Adjusted EBITDA (1)	$3,018	$(1,599)

Net loss	$(572)	$(2,045)
Plus:
Non-cash stock compensation	690	877
Intangible amortization	1,788	2,345
Foreign currency transaction	80	(37)
Tax effect (2)	(972)	(1,210)
Adjusted net income (loss)	$1,014	$(70)

Weighted average shares outstanding:
Basic	36,347	36,104
Diluted	36,347	36,104

Adjusted earnings (loss) per share:
Basic	$0.03	$(0.00)
Diluted (3)	$0.03	$(0.00)

(1)	Adjusted EBITDA excluding $1.0 million of deal costs and $1.1 million of restructuring for the first quarter 2011 totaled $0.5 million.

(2)	Marginal tax rate of 38.0% applied.

(3)	Adjusted earnings per share excluding $1.0 million of deal costs and $1.1 million of restructuring for the first quarter 2011 totaled $0.03.

Information Services Group, Inc.

Selected Financial Data

Constant Currency Comparison

			Three Months Ended			Three Months Ended
	Three Months Ended	Constant currency	March 31, 2012	Three Months Ended	Constant currency	March 31, 2011
	March 31, 2012	impact (1)	Adjusted	March 31, 2011	impact (1)	Adjusted
Revenue	$46,282	$1,580	$47,862	$40,658	$994	$41,652
Operating income (loss)	$171	$354	$525	$(5,187)	$89	$(5,098)
Adjusted EBITDA	$3,018	$358	$3,376	$(1,599)	$91	$(1,508)
Adjusted EBITDA (2)	$3,018	$358	$3,376	$499	$91	$590

(1) Foreign currency rates as of July 31, 2011 used for constant currency translation.

(2) Excluding $1.0 million of deal costs and $1.1 million of restructuring for the first quarter 2011.